Exhibit 99.1

iBio Expands Cardiometabolic and Obesity Pipeline through Licensing of First-in-Class Antibody Targeting Activin E from AstralBio

In-Licensing of novel activin E antibody underscores iBio’s commitment to delivering meaningful benefits to patients living with obesity and cardiometabolic diseases

SAN DIEGO, April 22, 2025 (GLOBE NEWSWIRE) -- iBio, Inc. (Nasdaq: IBIO), an AI-driven innovator of precision antibody therapies, today announced a licensing agreement with AstralBio Inc. for a preclinical first-in-class antibody targeting Activin E, which was discovered using iBio’s patented Machine-Learning Antibody Engine. Activin E is a promising novel therapeutic target whose inhibition is believed to induce fat-selective weight loss and offer protection against obesity and cardiometabolic disease. iBio plans to rapidly advance testing of the antibody in more complex models following preclinical studies that demonstrated strong antibody binding, inhibition of Activin E signaling and fat-specific weight loss in an obese rodent animal model.

The in-licensed antibody represents what iBio believes to be the first functional inhibitor of Activin E, a challenging, yet genetically validated therapeutic target playing a key role in regulating energy balance and fat distribution. Inhibiting Activin E-mediated signaling could offer a novel therapeutic strategy to reduce internal abdominal fat while preserving muscle mass—potentially reversing obesity, preventing diabetes, and improving overall cardiometabolic health. As one of several cellular components involved in cardiometabolic regulation, Activin E, along with amylin, GLP-1 and others, are part of a broader network of signaling pathways that have the potential to be targeted simultaneously to yield synergistic benefits for patients.

Using its proprietary Machine Learning Antibody Engine and advanced epitope engineering technology, iBio designed engineered epitopes representing five key regions of the Activin E protein. This approach led to the successful development of a molecule that fully blocks Activin E-mediated signaling and inhibits its function across multiple in vitro models. In vivo proof-of-concept was established in a rodent model of obesity, where the antibody induced fat-selective weight loss as a monotherapy and showed synergistic weight loss when added to a GLP-1 receptor agonist in recently published data by iBio. iBio plans to present additional preclinical data of its antibody targeting Activin E at the International BMP Conference, taking place in Philadelphia, PA, from May 2–6.

“Our decision to license this Activin E-targeting functional antibody, a potentially first-in-class molecule, at this early stage reflects our firm belief in Activin E as a promising therapeutic target and our confidence in building upon the strong preclinical data we recently published,” said Martin Brenner, Ph.D., DVM, iBio’s Chief Executive Officer and Chief Scientific Officer. “This antibody represents a strategic expansion of our pipeline in cardiometabolic diseases and obesity and a significant step toward clinical development of a medication that can potentially offer meaningful benefits to patients.”

Additionally, iBio amended its existing collaboration agreement with AstralBio to add a fifth target for the treatment of cardiometabolic disease. iBio will identify and create an antibody against such target, leveraging its proprietary Drug Discovery Platform. In exchange for adding an additional target to the collaboration and pursuant to the license agreement, AstralBio has provided iBio a $750,000 credit which

iBio has applied toward the option fee for the exclusive license of the novel antibody that inhibits the function of Activin E. AstralBio will be eligible for development and commercialization milestone payments totaling up to $28 million. If iBio sublicenses the licensed product, AstralBio is to receive low to mid-single-digit sublicense fees on the proceeds of the sublicense fees. iBio is solely responsible for the research and development, manufacturing and commercialization activities of the licensed product.

About iBio, Inc.

iBio (Nasdaq: IBIO) is a cutting-edge biotech company leveraging AI and advanced computational biology to develop next-generation biopharmaceuticals for cardiometabolic diseases, obesity, cancer and other hard-to-treat diseases. By combining proprietary 3D modeling with innovative drug discovery platforms, iBio is creating a pipeline of breakthrough antibody treatments to address significant unmet medical needs. Our mission is to transform drug discovery, accelerate development timelines, and unlock new possibilities in precision medicine.  For more information, visit www.ibioinc.com or follow us on LinkedIn.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the therapeutic potential of Activin E as a target for cardiometabolic disorders and obesity; Activin E being a promising novel therapeutic target whose inhibition is believed to induce fat-selective weight loss and offer protection against obesity and cardiometabolic disease; plans to rapidly advance testing of the antibody in more complex models; the in-licensed antibody being the first functional inhibitor of Activin E; inhibiting Activin E-mediated signaling offering a novel therapeutic strategy to reduce internal abdominal fat while preserving muscle mass potentially reversing obesity, preventing diabetes, and improving overall cardiometabolic health. As one of several cellular components involved in cardiometabolic regulation; Activin E, along with amylin, GLP-1 and others, having the potential to be targeted simultaneously to yield synergistic benefits for patients; plans to present additional preclinical data of its antibody targeting Activin E at the International BMP Conference, taking place in Philadelphia, PA from May 2–6; and the antibody having the potential to deliver meaningful benefits to patients. While iBio believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the ability of Activin E to be a successful target for cardiometabolic disorders and obesity and iBio’s antibody to induce fat-selective weight loss and offer protection against obesity and cardiometabolic disease; iBio’s ability to obtain regulatory approvals for commercialization of its product candidates, or to comply with ongoing regulatory requirements; regulatory limitations relating to iBio’s ability to promote or commercialize its product candidates for specific indications; acceptance of iBio’s product candidates in the marketplace and the successful development, marketing or sale of products; and whether iBio will incur unforeseen expenses or liabilities or other market factors; and the other factors discussed in iBio’s filings with the SEC including its Annual Report on Form 10-K for the year ended June 30, 2024 and its subsequent filings with the SEC on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and iBio undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Corporate Contact:
iBio, Inc.
Investor Relations
ir@ibioinc.com

Media Contacts:
Ignacio Guerrero-Ros, Ph.D., or David Schull
Russo Partners, LLC
Ignacio.guerrero-ros@russopartnersllc.com
David.schull@russopartnersllc.com
(858) 717-2310 or (646) 942-5604